Exhibit 3(e)



                                  BY-LAWS

                                    OF

                      SAFECARD SERVICES, INCORPORATED

             As Amended and Restated through December 31, 1994

                                -----------

                                 ARTICLE I

                                  OFFICES

     Section 1. Registered Office. The registered office shall be established and maintained in the City of Dover, County of Kent, State of Delaware.

     Section 2. Other offices. The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                                ARTICLE II

                         MEETINGS OF STOCKHOLDERS

     Section 1. Annual Meetings. Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the offices of corporate counsel LEIBOWITZ & PLATZER, in the City, County and State of New York on the 31st day of January at 10 A.M.

     If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and then may transact such other corporate business as shall be stated in the notice of the meeting.

     Section 2.     Other Meetings.    Meetings of stockholders for
any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

     Section 3. At each annual meeting, the stockholders shall elect by plurality vote a board of directors and transact such other business as may properly be brought before the meeting.

     Section 4. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than fifty (50) days before the date of the meeting.

     Section 5. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman, and shall be called by the president or secretary at the request in writing of a majority of the board of directors. Such request shall state the purpose or purposes of the proposed meeting.

     Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than fifty (50) days before the date of the meeting, to each stockholder entitled to vote at such meeting unless waived in writing by each stockholder.

     Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 8. The holders of fifty-one percent of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

     Section 10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

     Section 11. Action without meeting. Except as otherwise provided by the Certificate of Incorporation, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Certificate of Incorporation or of these By-laws, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

     Section 12. Notice of Stockholder Proposals. (a) At an annual meeting of the stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (i) by, or at the direction of, the Board of Directors or (ii) by any stockholder of record of the corporation who complies with the notice procedures set forth in this Section 12 of these By-laws. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholders proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the corporation's stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (iv) any financial interest of the stockholder in such proposal.

     (b) If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Section 12, he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

     (c) This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

     Section 13. Director Nominations. Nominations for the election of directors may be made by the Board of Directors or a nominating committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage pre-paid, to the Secretary of the corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, not less than sixty (60) days nor more than ninety (90) days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission as then in effect; and (e) the consent of each nominee to serve as a director of the corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                            ARTICLE III

                             DIRECTORS

     Section 1. The number of directors which shall constitute the whole board shall be not less than three nor more than eleven. The first board shall consist of five directors. Thereafter, within the limits above specified, the number of directors shall be determined solely by resolution of the board of directors. The directors shall be elected at the annual meeting of the stockholders. The directors shall be divided into three (3) classes, each class to be as equal in number as possible; the term of office of the first class shall expire on the day of the annual meeting of stockholders of this Corporation to be held in 1982; the term of office of the second class shall expire on the day of the annual meeting of stockholders to be held in 1983; and that of the third class on the day of the annual meeting of stockholders to be held in 1984. At each annual election after such classification, the number of directors equal to the number of the class whose term expires on the day of such election shall be elected for a term of three (3) years. In the case of any increase in the number of directors of the Corporation, the additional directors shall be so classified that all classes of directors shall be increased equally as nearly as possible. Directors need not be stockholders. The provisions of this section with respect to the sole power of the Board of Directors to determine the number of directors which will constitute the entire Board and with respect to the classified Board of Directors shall not be amended, altered, repealed or otherwise changed without the approval of three-fourths of the outstanding voting stock of the Corporation.

     Section 2. Resignations. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

     Section 3. Vacancies. If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

     Section 4. Removal. Any director or directors of the Corporation may be removed only as provided in the Certificate of Incorporation.

     Section 5. Newly Created Directorships. Any directorship newly-created by the Board of Directors pursuant to Section 1 of
Article III of these By-laws shall be filled exclusively by a majority of the directors then in office, though less than a quorum, or by the sole remaining director. Any directorship newly-created by the stockholders after amendment, alteration or repeal of Section 1 of Article III of the By-laws (duly adopted by the stockholders in accordance with the terms thereof) may be filled by the stockholders. In either case, for so long as the directors of the Corporation are divided into classes, any director chosen under this Section 5 shall hold office until the next election of the class for which such director shall have been chosen and until his successor shall have been elected and qualified.

     Section 6. Powers. The Board of Directors shall exercise all of the powers of the corporation except such as are by law, or by the Certificate of Incorporation of the corporation or by these By-laws conferred upon or reserved to the stockholders.

     Section 7. Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the By-laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the By-laws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     Section 8. Meetings. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware. The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.

     Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

     Special meetings of the Board may be called by the Chairman or by the President or Secretary on the written request of any two directors and shall be held at such place or places as may be determined by the directors or as shall be stated in the call of the meeting. Notice of any special meeting shall be given to each director at least (a) twelve (12) hours before the meeting if given by telephone or if delivered at his residence or usual place of business by telex, telecopy, telegraph or similar means or (b) three (3) days before the meeting if delivered by mail to the director's residence or usual place of business. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage pre-paid, or when transmitted if sent by telex, telecopy, telegraph or similar means. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Any director may waive notice of any meeting by a writing signed by the director entitled to the notice and filed with the minutes or corporate records. The attendance or participation of the director at a meeting shall constitute waiver of notice of such meeting, unless the director at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting.

     Section 9. Quorum. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

     Section 10. Compensation. The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the corporation in any capacity.

     Section 11. Action without meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

                              ARTICLE IV

                               OFFICERS

     Section 1. Officers. The officers of the corporation shall be a chief executive officer, a chief financial officer and a secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a chairman, a president, and one or more vice chairmen as they may deem proper. The chief executive officer is authorized to appoint such officers on an interim basis, subject to election by the Board of Directors at its next meeting. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual
meeting.   More than two offices may be held by the same person.

     Section 2. Other officers and agents. Executive vice presidents and senior vice presidents may be appointed by the chairman, the chief executive officer or the Board of Directors as may be deemed advisable. Vice presidents, a treasurer, assistant vice presidents, assistant secretaries, assistant treasurers and other officers and agents may be appointed by the chairman, the chief executive officer, any vice chairman, the president or the Board of Directors as may be deemed advisable. Such officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the appointing officer, such other appropriate officer or by the Board of Directors as the case may be. Whenever any officer of the corporation ceases to be an employee of the corporation, he or she shall immediately cease to be an officer of the corporation without any further action by such officer, any other appropriate officer or the Board of Directors.

     Section 3. Chairman. The chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and shall have and perform such other duties as from time to time may be assigned by the Board of Directors. The chairman shall have general authority to execute bonds, deeds, contracts and other documents in the name and on behalf of the corporation and shall perform all such other acts and duties as are incident to the office or are properly required of such chairman by the Board of Directors.

     Section 4. Chief Executive Officer. The chief executive officer of the corporation shall have general and active management of the business of the corporation in accordance with the objectives and policies established by and subject to the control of the Board of Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect. The chief executive officer shall have authority to suspend or to remove any employee, agent or appointed officer of the corporation and to suspend for cause any officer of the corporation elected by the Board of Directors and, in the case of the suspension for cause of any such elected officer, to recommend to the Board of Directors what further action should be taken. The chief executive officer shall have general authority to execute bonds, deeds, contracts and other documents in the name and on behalf of the corporation and shall make reports to the Board of Directors and the stockholders and shall perform all such other duties as are incident to the office or are properly required of the chief executive officer by the Board of Directors. In the absence of the chairman, the chief executive officer shall perform and exercise the authority of the chairman. In the absence of the chairman and the chief executive officer, the vice chairman designated by the chief executive officer as the most senior officer of the corporation may perform the duties and exercise the authority of the chairman and the chief executive officer, subject to the Board of Directors' right to make the designation or supersede any designation so made.

     Section 5. Vice Chairman. Each vice chairman shall have the general and active management of certain functions of the business of the corporation as assigned by the chairman, the chief executive officer or the Board of Directors and shall exercise all powers delegated to such vice chairman in accordance with the objectives and policies established by the Board of Directors. A vice chairman shall have general authority to execute bonds, deeds, contracts and other documents in the name and on behalf of the corporation, shall have authority to suspend or to remove any employee, agent or any appointed officer reporting to such vice chairman and shall perform all such other duties as are incident to the office or are properly required of such vice chairman by the Board of Directors.

     Section 6. President. The president shall have the general executive powers and such other duties as assigned by the chairman, the chief executive officer or the Board of Directors and shall exercise all powers delegated to the president in accordance with the objectives and policies established by the Board of Directors. The president shall have general authority to execute bonds, deeds, contracts and other documents in the name and on behalf of the corporation, shall have authority to suspend or to remove any employee, agent or any appointed officer reporting to the president and shall perform all such other duties as are incident to the office or are properly required of the president by the Board of Directors.

     Section 7. Chief Financial Officer. The chief financial officer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors. The chief financial officer shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the corporation.

     The chief financial officer shall disburse the funds of the corporation as may be ordered by the Board of Directors, the chairman or the chief executive officer, taking proper vouchers for such disbursements and shall deliver to the chief executive officer and the Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all transactions as well as the financial condition of the corporation. If required by the Board of Directors, the chief financial officer shall give the corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board shall prescribe.

     Section 8.     Senior Vice President, Executive Vice
President, and Vice President. Each senior vice president, executive vice president, and vice president shall have such powers and shall perform such duties as shall be assigned by the Board of Directors, the chairman, the chief executive officer, the president or the vice chairman to whom such officer reports.

     Section 9. Secretary. The secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-laws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the chairman, chief executive officer, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-laws. He or she shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned by the directors, the chairman or the chief executive officer. The secretary shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the chairman, or the chief executive officer, and attest the same.

     Section 10. Treasurer, Assistant Treasurers and Assistant Secretaries. A treasurer, assistant treasurers and assistant secretaries, if any, shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors, the chairman, the chief executive officer, the president or the vice chairman to whom such person reports.

     Section 11. Compensation. The salaries and other compensation of all officers elected by the Board of Directors shall be fixed by the Board of Directors or by a committee of board members designated for that purpose by the Board of Directors. Compensation of appointed officers, other employees and agents shall be fixed by or under the authority of the chairman or the chief executive officer in accordance with the objectives and policies established by the Board of Directors. No member of the Board of Directors shall be disqualified from voting on compensation of officers by reason of the fact that he or she is an officer as well as a director, except that such director's vote shall not be counted in fixing his or her own compensation.

                           ARTICLE V

                         MISCELLANEOUS

     Section 1. Certificates of stock. Certificates of stock, signed by the chairman or vice-chairman of the board of directors, if they be elected, president or vice-president, and the treasurer or an assistant treasurer, or secretary or an assistant secretary, shall be issued to each stockholder certifying the number of shares owned by him in the corporation. When such certificates are countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, the signatures of such officers may be facsimiles.

     Section 2. Lost certificates. A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

     Section 3. Transfer of shares. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the event of the transfer.

     Section 4. Stockholders record date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     Section 5. Dividends. Subject to the provisions of the Certificate of Incorporation, the board of directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

     Section 6. Seal. The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words "CORPORATE SEAL DELAWARE." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 7.     Fiscal year.  The fiscal year of the
corporation shall be determined by resolution of the board of directors.

     Section 8. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the board of directors.

     Section 9. Notice and waiver of notice. Whenever any notice is required by these By-laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage pre-paid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

     Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

     Section 10. Indemnification of directors, officers and others. Each person who is or was a director or officer of the corporation or a subsidiary of the corporation and each person who serves or may have served at the request of the corporation as a director or officer or another corporation, partnership, joint venture, trust or other enterprise (and the heirs, executors, administrators and estates of any such persons), shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the provisions of the General Corporation Law of the State of Delaware as it may from time to time be amended. Each person who is or was an employee or agent of this corporation, and each person who serves or may have served as an employee or agent of another corporation, partnership, joint venture trust or other enterprise, may be similarly indemnified at the discretion of the board of directors.

     Section 11. Annual statements. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.


                           ARTICLE VI

                           AMENDMENTS

     Except as otherwise provided in Section 1 of Article III of these By-laws, these By-laws may be amended or repealed or new By-laws adopted (a) at any annual or special meeting of the stockholders by the affirmative vote of the holders of two-thirds of the stock issued and outstanding and entitled to vote thereat, or (b) by the affirmative vote of a majority of the Board of Directors.